    As filed with the Securities and Exchange Commission on December 9, 2002
                                                            Registration No.333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          UNIVERSAL DISPLAY CORPORATION
             (Exact name of registrant as specified in its charter)

       Pennsylvania                     3575                   23-2372688
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
    of incorporation or               Industrial           Identification No.)
       organization)              Classification No.)

                             375 Phillips Boulevard
                             Ewing, New Jersey 08618
                                 (609) 671-0980
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                               ------------------
                              SHERWIN I. SELIGSOHN
                Chief Executive Officer and Chairman of the Board
                          Universal Display Corporation
                             375 Phillips Boulevard
                             Ewing, New Jersey 08618
                                 (609) 671-0980
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ------------------
                        Copies of all communications to:

                             RICHARD A. SILFEN, ESQ.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


----------------------------------------------------------------------------------------------------------------------
                                    Amount           Proposed Maximum         Proposed Maximum          Amount of
    Title of Shares to be      to be Registered    Aggregate Price Per       Aggregate Offering       Registration
         Registered                                      Share(1)                 Price(1)               Fee(1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     2,020,500               $9.76                  $19,720,080             $1,815
----------------------------------------------------------------------------------------------------------------------

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended. Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Registrant's common stock on December 4, 2002, as reported on the Nasdaq National Market.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED DECEMBER 9, 2002

PROSPECTUS

                                2,020,500 Shares

                          UNIVERSAL DISPLAY CORPORATION

                                  Common Stock

         The shareholders of Universal Display Corporation identified in this prospectus under "Selling Shareholders," or their donees or pledgees, are offering up to 2,020,500 shares of our common stock for resale to the public. The selling shareholders will be selling shares of common stock (a) that they own or will acquire from us in the future and (b) that they can acquire by exercising warrants that they own or will acquire from us in the future.

         We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We are paying the expenses of this offering.

         The primary market for our common stock is the Nasdaq National Market System, where it trades under the symbol "PANL." Our common stock is also traded on the Philadelphia Stock Exchange under the symbol "PNL." On December 6, 2002, the last reported sale price of our common stock on the Nasdaq National Market System was $9.74 per share.

         An investment in our common stock involves significant risks. You should carefully consider the risk factors described beginning on page 3 before investing in our common stock.

         The securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.







                                ----------------

                  The date of this prospectus is ________, 2002

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Cautionary Statement Concerning Forward-Looking Statements...............   2
Our Company..............................................................   3
Risk Factors.............................................................   3
The Offering.............................................................   9
Use of Proceeds..........................................................   9
Selling Shareholders.....................................................   9
Plan of Distribution.....................................................   11
About this Prospectus....................................................   12
Where You Can Find More Information......................................   12
Legal Opinion............................................................   13
Experts..................................................................   13

                              CAUTIONARY STATEMENT
                      CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference contain some "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that is based on the beliefs of our management, as well as assumptions made by, and the information currently available to, our management. Among other things, these statements include, but are not limited to, the statements in this prospectus and the documents incorporated by reference regarding:

o  our commercialization and technology development strategy;
o the potential commercial applications of our OLED technology, including the types of products in which it may be used;
o  future demand for our technology;
o the comparative advantages of our OLED technology against competing technologies;
o the nature and extent of the development that we will pursue in the future with third parties;
o the amount and type of securities that we will issue in the future to these parties;
o the potential limitations of the technology being developed by our competitors;
o  the protection afforded to us by the patents that we own or license;
o the nature of the technology that our competitors will seek to develop in the future;
o the payments that will be made to us in the future under our existing contracts;
o  our future capital requirements;
o  our future exposure to market risk; and
o  our future revenues and results of operations.

         In addition, when used in these documents, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

         You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. Except for special circumstances in which a duty to update arises when prior disclosure becomes materially misleading in light of subsequent events, we do not intend to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                   OUR COMPANY

         Universal Display Corporation is engaged in the research, development and commercialization of organic light emitting diode, or OLED, technology for use in flat panel displays and light generating devices. We expect the initial market for our technology to be in the electronic flat panel display industry. This industry includes such products as:

o  cellular phone displays;
o  portable personal digital assistants and Internet access-type devices;
o  laptop computers; and
o  television and computer monitors.

         Our executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618. Our phone number is (609) 671-0980. Our web site can be found at www.universaldisplay.com.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors before making an investment decision concerning our securities. You should not purchase our securities if you cannot afford the loss of your entire investment.

We do not expect to be profitable in the foreseeable future, and we may never be profitable.

         Since inception, we have generated limited product revenues, and have incurred significant losses. We expect to incur losses for the foreseeable future and until such time, if ever, as we are able to achieve sufficient levels of revenue from the commercial exploitation of the OLED technology to support our operations. You should note, however, that:

o  OLED technology may never become commercially viable;
o markets for flat panel displays utilizing the OLED technology may be limited; and
o we may never generate sufficient revenues from the commercial exploitation of the OLED technology to become profitable.

         Additionally, even if we find commercially viable applications for our OLED technology, we may never recover our research and development costs.

If we do not receive additional financing in the future, we will not be able continue the research, development and commercialization of our OLED technology.

         Our capital requirements have been and will continue to be significant. The completion of the research, development and commercialization of the OLED technology for potential applications will require significant additional effort and resources. Our cash on hand is not sufficient to meet all of our future obligations. When we need additional funds, such funds may not be available on commercially reasonable terms or at all. If we cannot obtain more money when we need it, our business might fail. Additionally, if we attempt to raise money in an offering of shares of our common stock or other acquisitions contemplating the issuance of additional shares of common stock, the issuance of additional shares will dilute our then existing shareholders.

If our OLED technology is not feasible for product applications, we may never generate significant revenues.

         At this time, we are unable to determine the feasibility of our OLED technology for the commercial viability of any potential applications. Before products utilizing the OLED technology are manufactured and sold, we must make substantial advances in our research and development efforts in a number of areas, including:

o  reliability;
o  the development of more fully saturated colors for full color displays;
o  integration with drive electronics; and
o issues related to scalability and cost effective fabrication technologies for product applications.

         Our efforts may never demonstrate the feasibility of our OLED technology, particularly for use in full color, large area, high resolution, high information content flat panel display applications.

         Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, without limitation, unanticipated technical or other problems and the possible insufficiency of the funds allocated to complete its development. Technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete our research and development of the OLED technology successfully, or if we experience delays in completing our research and development of the OLED technology for use in potential applications, particularly after the occurrence of significant expenditures, our business may fail.

Even if our technology is technically feasible, it may not be accepted by the market.

         The potential size, timing and viability of market opportunities targeted by us are uncertain at this time. Market acceptance of the OLED technology will depend, in part, upon such technology providing benefits comparable to CRT and LCD technology (the current standard display technologies) at an appropriate cost, and its adoption by consumers, neither of which has been achieved. Many potential licensees of the OLED technology manufacture flat panel displays utilizing competing technologies and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate the OLED technology. Potential licensees may never utilize the commercially viable OLED technology.

If our research partners fail to make advances in their research, or if they terminate their relationships with us, we might not succeed in commercializing our OLED technology.

         Research and development of commercially viable applications for OLED technology is dependent in large part on the success of the research efforts of our research partners conducted under our sponsored research and other agreements with them. We cannot assure you that our research partners will make additional advances in the research and development of the OLED technology.

         Our most significant research partner is Princeton University, with which we entered into a 1997 sponsored research agreement that expires in July 2007. Although we fund the OLED technology research conducted by Princeton, the scope of and technical aspects of the research as well as the resources and efforts directed to this research are subject to the control of our research partners at Princeton. Moreover, our sponsored research agreement with Princeton provides that if the principal investigator, Dr. Forrest, is unavailable to continue to serve in such capacity, either because he is no longer associated with Princeton or otherwise, and a successor acceptable to both us and Princeton is not available, Princeton has the right to terminate our sponsored research agreement. The termination of this sponsored research agreement or our 1997 license agreement with Princeton would materially and adversely affect our ability to research, develop and commercialize our OLED technology.

If we cannot form strategic relationships with companies that manufacture and use products that incorporate our OLED technology, our commercialization strategy will fail.

         Our strategic plan depends upon the development of strategic licensing relationships with high volume companies that will manufacture and use products incorporating its OLED technology. We have not yet entered into any such strategic relationships, although we have entered into

o  a Joint Development Agreement with Samsung SDI Co. Ltd.;
o  a Joint Development Agreement with Sony Corporation;
o  a Development and License Agreement with PPG Industries, Inc.;
o  a Development and License Agreement with Luxell Technologies Inc.; and
o  a Development and License Agreement with Aixtron AG.

         We have also entered into an agreement with Motorola, Inc. that includes the opportunity to meet with their product development group, although there are no assurances that Motorola will purchase any products from us or our licensees.

         A supply agreement with PPG provides us with the capability to sell chemicals to our licensees. In December 1999, we moved into a new facility which includes a prototype pilot line and technology transfer facility to accelerate the development and commercialization of our technology.

         Our prospects will be significantly affected by our ability to sublicense the OLED technology and successfully develop strategic alliances with third parties for incorporation of the OLED technology into flat panel displays manufactured by others. Strategic alliances may require financial or other commitments by us. We might not be able, for financial or other reasons, to enter into strategic alliances on commercially acceptable terms, or at all. Failure to do so would have a material adverse effect on us.

If we cannot adequately protect our intellectual property rights, or if our technology is found to infringe the rights of others, our business will suffer.

         Our rights to the OLED technology are dependent on patents and other intellectual property rights relating to the OLED technology, including many patents that are licensed to us by Princeton and the University of Southern California. Fifty-nine U.S. patents have already been issued, approximately 74 additional patent applications are pending in the United States and many corresponding international patent applications have been filed to cover major industrial countries. However, there can be no assurance that additional patents applied for will be obtained or that any such patents will afford us commercially significant protection of our OLED technology, or will be found valid if challenged. In connection with our license agreement with Motorola, Inc., we have obtained a license to 73 additional OLED-related U.S. patents, five patent applications, related foreign patents and applications, and the right to sublicense this technology.

         The patent laws of other countries may differ from those of the United States as to the patentability of the OLED technology and the degree of protection afforded. Other companies and institutions may independently develop equivalent or superior technologies and may obtain patent or similar rights with respect thereto. There are a number of other companies and organizations that have been issued patents and are filing additional patent applications relating to OLED technology, including Eastman Kodak Corporation, which holds a number of patents related to OLED technology. There can be no assurance that the exercise of some aspects of the patent rights respecting our OLED technology, including that being developed by Princeton and USC or licensed from Motorola, will not infringe on the patents of others. In this event, we or our partners may be required to obtain licenses, pay damages, modify our products or methods of operation or be prohibited from making, using, selling or offering to sell some or all products incorporating our OLED technology. We also might not have the financial or other resources necessary to enforce or defend a patent infringement action, and the licensors of our licensed technology might not enforce an action in a timely manner. If products incorporating our OLED technology are found to infringe upon the patent or other intellectual property rights of others, it could have a material adverse effect on us.

The federal government has rights to our OLED technology that might prevent us from realizing its benefits.

         The United States government, through the Defense Advanced Research Projects Agency (DARPA) and the Army Research Laboratory (ARL), has provided funding to Princeton and us for research activities related to certain aspects of our OLED technology. The federal government could obtain rights to this technology, which would affect our rights as follows:

o If all or certain aspects of the OLED technology develop from our funding to Princeton, and those aspects are deemed to fall within the planned and committed activities of DARPA's or ARL's funding, the federal government, pursuant to federal law, could acquire certain of our rights relating to the OLED technology.
o If the federal government determines that we have not taken effective steps to achieve practical application of this technology in a field of use in a reasonable time, it may require us to grant licenses to other parties in that field of use.
o The federal government could require that we market the OLED technology solely to the federal government for military and other applications.
o The federal government's continued funding of ours and Princeton's research activities may also give it rights to aspects of the OLED technology we develop in the future.

         If so, we might not realize the benefits of that technology.

Because many of our competitors have better name-recognition, and greater financial, technical, marketing and research capabilities than us, we may never be able to compete successfully in the flat panel display industry.

         The flat panel display industry is characterized by intense competition. The market is currently, and will likely continue to be for some time, dominated by products utilizing LCD technology. Numerous companies are making substantial investments in, and conducting research to improve characteristics of, LCD technology. Several other flat panel display technologies have been, or are being, developed, including field emission, inorganic electroluminescence, polymeric light emitting diode, gas plasma and vacuum fluorescent displays. In addition, other companies are engaged in research and development activities with respect to technology using OLEDs. Advances in LCD technology or any of these developing technologies may overcome their limitations or become the leading technology for flat panel displays, either of which could limit the potential market for flat panel displays utilizing our OLED technology.

         Substantially all of these competitors have better name recognition and greater financial, technical, marketing, personnel and research capabilities than us. Our competitors may succeed in developing technologies and applications that are more cost-effective or have fewer display limitations than our OLED technology. We may never be able to compete successfully or develop commercial applications for our OLED technology.

If we cannot keep our key employees or hire other talented persons as we grow, our business might not succeed.

         Our performance is substantially dependent on the continued services of senior management and other key personnel, and its ability to offer competitive salaries and benefits to our employees. We do not have employment agreements with any of our management or key personnel. Additionally, competition for highly skilled technical, managerial and other personnel is intense. We might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, we will suffer and might fail.

We can issue shares of preferred stock that can adversely affect your rights as a shareholder.

         Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time-to-time by our board of directors. Accordingly, our board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of our common shareholders. For example, an issuance of shares of preferred stock could:

o  adversely affect the voting power of the common shareholders;
o  make it more difficult for a third party to gain control of us;
o  discourage bids for our common stock at a premium; or
o  otherwise adversely affect the market price of the common stock.

         Our board has designated and issued two series of preferred stock which are currently outstanding (a) 200,000 shares of Series A Preferred Stock, all of which are held by an entity controlled by Sherwin Seligsohn and (b) 300,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is convertible into shares of our common stock in accordance with our articles of incorporation. As of November 25, 2002, 171,809 shares of our common stock are issuable upon conversion of the 150,000 shares of our Series B Convertible Preferred Stock that are currently convertible into our common stock. We may issue additional shares of our authorized preferred stock at any time in the future.

The market price of our common stock might be highly volatile.

         The market price of our common stock might be highly volatile, as has been the case with the securities of other emerging growth companies. Factors such as the following may have a significant impact on the market price of our common stock:

o  our operating results;
o announcements by us or our competitors of technological developments, new product applications or license arrangements; and
o  other factors affecting the flat panel display industry generally.

         In recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly small and emerging-growth companies.

The sale or issuance of other publicly traded shares of our stock could drive our stock price down.

         To the extent other shares of our common stock that are currently subject to restriction on sale become freely salable, whether through an effective registration statement or under Rule 144 of the Securities Act, or if we issue additional shares that might be or become freely salable, including shares issuable upon conversion of our Series B Convertible Preferred Stock, you could expect our stock price to decrease.

If our stock price goes down, we may have to issue more shares than we anticipate under the terms of a license and development agreement.

         Pursuant to the development and license agreement we entered into with PPG Industries, Inc., we are required to issue to PPG, for the services they expect to render to us during a particular calendar year during the term of the agreement, shares of common stock based on the value of such services at the beginning of the year. If, at the time of issuance, the price of our common stock has declined materially since the date we executed the agreement with PPG, we may be required to issue to PPG more shares of common stock than we initially anticipated. This increase in the number of shares available for public sale could cause people to sell our shares, including in short sales, which could drive the price of our common stock down, thus reducing the value of your investment and perhaps hindering our ability to raise additional funds in the future. In addition, this increase in the number of shares outstanding would further dilute our existing shareholders.

Our executive officers and directors own a large percentage of our voting stock and could exert significant influence over matters requiring shareholder approval after this offering, including takeover attempts.

         Our executive officers and directors, and their respective affiliates, beneficially own as of November 25, 2002, approximately 13.5% of our outstanding common stock. Moreover, Pine Ridge Financial Inc. and Strong River Investments, Inc. assigned to management of the Company their rights to vote the shares of common stock issuable upon the conversion of the preferred stock, notes and warrants issued or to be issued to them in connection with an August 22, 2001 private placement transaction. Accordingly, these shareholders and members of management may, as a practical matter, be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations. This concentration could also have the effect of delaying or preventing a change of control.

Our past use of Arthur Andersen LLP as our independent auditor may pose risks to us and limit your ability to seek potential recoveries from them related to their work.

         On July 30, 2002, we announced that we had appointed KPMG, LLP to replace Arthur Andersen, LLP ("Andersen") as our independent public auditor. Our consolidated financial statements as of and for each of the three years ended December 31, 2001 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Andersen, as stated in its report dated March 5, 2002, which is incorporated by reference herein. After reasonable efforts, we have been unable to obtain Andersen's consent to the incorporation by reference into this Registration Statement of its report with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file the registration statement of which this prospectus is a part without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors may not be able to assert claims against Andersen under Section 11 of the Securities Act of 1933. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen.

                                  THE OFFERING

         Of the 2,020,500 shares of our common stock being offered by the selling shareholders, 1,425,000 are being offered by PPG. These shares consist of the following shares:

   o 350,000 shares of common stock which we expect to issue to PPG in January 2003 as nonrefundable initial consideration for the services furnished to us by PPG pursuant to the development and license agreement for the period from January 1, 2003 through December 31, 2003.

   o 375,000 shares of common stock which will be issuable upon exercise of a warrant we expect to issue to PPG in February 2003, as compensation for services for the period from January 1, 2002 through December 31, 2002, which warrant is exercisable and will remain exercisable for a 7-year period from date of issuance at an exercise price of $24.28 per share.

   o 350,000 shares of common stock which we expect to issue to PPG in January 2004 as nonrefundable initial consideration for the services furnished to us by PPG pursuant to the development and license agreement for the period from January 1, 2004 through December 31, 2004.

   o 350,000 shares of common stock which will be issuable upon exercise of a warrant we expect to issue to PPG in February 2004, as compensation for services for the period from January 1, 2003 through December 31, 2003, which warrant is exercisable and will remain exercisable for a 7-year period from date of issuance at an exercise price of $24.28 per share.

         An additional 8,000 shares being offered are being offered by Motorola, Inc. These shares may be issued from time to time by us in lieu of our making cash royalty payments to Motorola under a license agreement between us and Motorola.

         The remaining 587,500 shares being offered are being offered by Steven
V. Abramson, our President and Chief Operating Officer, Sidney D. Rosenblatt, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer and Julia J. Brown, our Vice President of Technology Development. These shares are issuable to Messrs. Abramson and Rosenblatt and Dr. Brown upon the exercise of certain warrants to purchase shares of common stock.

         The selling shareholders pursuant to this prospectus may sell the shares of common stock offered for resale in a secondary offering. Under the terms of the transactions described above, we are contractually required to register all of the shares of common stock that are described above.

                                 USE OF PROCEEDS

         The selling shareholders will receive the proceeds from the resale of the shares of common stock. We will not receive any proceeds from the resale of the shares of common stock by the selling shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth information regarding the beneficial ownership of shares of common stock by the selling shareholders as of November 25, 2002, and the number of shares of common stock covered by this prospectus.

         We have entered into a development and license agreement with PPG, and an amendment thereto, pursuant to which certain of the securities listed below were initially issued to PPG in a private placement. We have also entered into a license agreement with Motorola.

         Under its development and license agreement, PPG has various rights, and is subject to certain restrictions.

         Among PPG's rights is the right, exercisable at any time during the term of that agreement that PPG owns 5% or more of the outstanding shares of common stock, to designate one individual for election to our Board of Directors. If, at any time during the term of the development and license agreement PPG owns 25% or more of the outstanding shares of common stock, it shall be entitled to designate for election one quarter of the total members of our Board of Directors.

         Additionally, PPG has limited preemptive rights under the development and license agreement. These rights allow PPG to purchase shares in certain future offerings of our common stock, or securities convertible into common stock, so that PPG can maintain its overall percentage ownership of our common stock.

         PPG is restricted from engaging in "short sales" of our securities during the term of the development and license agreement, and may not, during the 90-day period preceding the annual February 15 issuance of securities to PPG under the terms of the development and license agreement, sell, on any day during that 90-day period, that number of shares of common stock, or securities convertible into common stock, that would exceed 25% of the average daily trading volume of common stock for the 90-day period immediately preceding the 90-day restricted period.

         The shares being offered by Messrs. Abramson and Rosenblatt and Dr. Brown are issuable upon the exercise by those individuals of warrants to purchase shares of common stock at exercise prices ranging from $4.125 to $16.75.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of November 25, 2002 are deemed outstanding and to be beneficially owned by the selling shareholders holding such options or warrants.


                                                                       Beneficial Ownership After
                                                                            Resale of Shares
                                                                     --------------------------------
                                         Number of       Maximum
                                          Shares        Number of
                    Name of            Beneficially   Shares Being        Number
              Selling Shareholder          Owned         Offered      of Shares (1)     Percent (2)
              -------------------          -----         -------      -------------     -----------

PPG Industries, Inc. (3)                   2,023,404      1,425,000      598,404           2.8%
Motorola, Inc. (4)                           479,809          8,000      471,809           2.1%
Steven V. Abramson (5)                       595,000        300,000      295,000           1.4%
Sidney D. Rosenblatt (6)                     561,790        197,500      364,290           1.7%
Julia J. Brown                               273,000         90,000      183,000             *
Totals                                     3,933,003      2,020,500     1,912,503          8.4%

-------------
*Less than 1%.

(1) Assumes the sale of all shares being offered by this prospectus.

(2) Based on 21,509,610 shares outstanding as of November 25, 2002.

(3) Includes:

      o  448,393 shares of common stock currently owned by PPG,

      o 150,011 shares of common stock that may be acquired upon exercise of warrants that are currently exercisable,

      o 350,000 shares of common stock that we expect to issue to PPG in January 2003,

      o 350,000 shares of common stock that we expect to issue to PPG in January 2004, and

      o 725,000 shares of common stock that we expect to issue from time to time upon PPG's exercise of warrants to purchase shares of common stock which will be issued to PPG in the future.

(4) Includes:

      o 8,000 shares of common stock that may be issued from time to time by us in lieu of our making certain cash royalty payments to Motorola under a license agreement between us and Motorola,

      o 150,000 shares of common stock that may be acquired upon exercise of warrants that are currently exercisable, and

      o 321,809 shares of common stock that may be issued upon the conversion of Series B Convertible Preferred Stock.

(5) Includes:

      o  105,000 shares of common stock currently owned by Mr. Abramson; and

      o 490,000 shares of common stock that may be acquired by Mr. Abramson upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after November 25, 2002.

(6) Includes:

      o  104,290 shares of common stock currently owned by Mr. Rosenblatt; and

      o 457,500 shares of common stock that may be acquired by Mr. Rosenblatt upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after November 25, 2002.

(7) Includes:

      o  2,000 shares of common stock currently owned by Dr. Brown; and

      o 273,000 shares of common stock that may be acquired by Dr. Brown upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after November 25, 2002.

                              PLAN OF DISTRIBUTION

         The selling shareholders, including any donees or pledgees who receive shares from the selling shareholders, may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock my be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling shareholders may sell the shares of common stock by various methods, including one or more of the following:

   o block trades in which the broker or dealer so engaged by the selling shareholders will attempt to sell the shares of common stock as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;
   o purchases by the broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
   o  an exchange distribution in accordance with the rules of the exchange;
   o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
   o  negotiated transactions or otherwise, including an underwritten offering;
   o market sales (both long and short to the extent permitted under the federal securities laws);
   o  in connection with short sales of the shares of common stock;
   o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options, if permitted under the securities laws, and
   o  a combination of any of these methods of sale.

         In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts may exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker dealer commitment to the selling shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock form time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) at prices and on terms then prevailing at the time of sale, at prices then related to then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of shares of common stock commissions as described above. The selling shareholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act of 1933 (the "Securities Act") rather than pursuant to this prospectus.

         The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         From time to time, the selling shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling shareholder, the broker may offer and sell such pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event a selling shareholder defaults under any customer agreement with a broker.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares by the selling shareholders will be borne by the selling shareholders. The selling shareholders may agree to indemnify brokers, dealers or agents that participate in sales by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with the SEC. You can read and copy all of our filings at the SEC's public reference facilities in Washington, D.C. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0300. You can also read and copy all of our filings at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20006. You may also obtain our SEC filings from the SEC's Web site on the Internet that is located at http://www.sec.gov.

         We have filed a Registration Statement on Form S-3, of which this prospectus forms a part, to register the resale of the shares with the SEC. As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

         We "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but before the end of any offering made under this prospectus:

   The documents that we are incorporating by reference are:

   o  Our Annual Report on Form 10-K for the year ended December 31, 2001;
   o Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002.
   o Our Current Reports on Form 8-K filed with the SEC on July 30, 2002 and August 7, 2002; and
   o The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.

         Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

         If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Sidney D. Rosenblatt, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

                                  LEGAL OPINION

         Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the shares of common stock that may be offered by the prospectus.

                                     EXPERTS

         The audited financial statements incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================











                                2,020,500 Shares



                          UNIVERSAL DISPLAY CORPORATION








                                  Common Stock




                                 ---------------

                                   PROSPECTUS
                                 ---------------







                                __________, 2002











================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

                  SEC Registration fee                      $1,815
                  Transfer agent and registrar fees         $    0
                  Printing and engraving fees               $1,000
                  Legal and accounting fees                 $5,000
                  Miscellaneous                             $  185
                                                            ------
                  Total                                     $8,000

The selling shareholders described in the prospectus included herewith will not pay any of the expenses of this offering.

Item 15. Indemnification of Directors and Officers

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

         Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

         Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17 Subchapter D of the PBCL.

         The Registrant's Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorney `s fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Registrant's Bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, by purchasing and maintaining appropriate insurance.

Item 16. List of Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit
Number    Description
------    -----------

4.1 Form of Warrant issuable by the registrant to PPG Industries, Inc. from time to time pursuant to the Development and License Agreement, as amended. (Filed as an exhibit to Amendment
          No. 1 to the registrant's Registration Statement on Form S-3 (File No. 333-50990) and incorporated by reference herein.)

4.2 Form of Warrant Agreement between the Company and Steven V. Abramson. (Filed as an exhibit to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "1996 Form 10-KSB") and incorporated by reference herein.)

4.3 Form of Warrant Agreement between the Company and Sidney D. Rosenblatt. (Filed as an exhibit to the 1996 Form 10-KSB and incorporated by reference herein.)

4.4 Form of Warrant Agreement between the Company and Julia J. Brown. (Filed as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated by reference herein.)

5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.

10.1 Development and License Agreement between the registrant and PPG Industries, Inc. (Filed as an exhibit to Amendment No.
          1 to the registrant's Registration Statement on Form S-3 (File No. 333-50990) and incorporated by reference herein.) *

10.2 Amendment Number 1 to the Development and License Agreement between the registrant and PPG Industries, Inc. (Filed as an exhibit to Amendment No. 1 to the registrant's Registration Statement on Form S-3 (File No. 333-50990) and incorporated by reference herein.) *

10.3 License Agreement between the registrant and Motorola, Inc. (Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated by reference herein.) *

23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2 The Registrant is not able to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated March 5, 2002.

24.1      Powers of Attorney (included as part of the signature page hereof).
-------------------
* Confidential treatment has been accorded to certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ewing, state of New Jersey, on December 9, 2002.

                                          UNIVERSAL DISPLAY CORPORATION


                                          By:  /s/ Sidney D. Rosenblatt
                                               --------------------------
                                               Sidney D. Rosenblatt
                                               Executive Vice President, Chief
                                               Financial Officer, Treasurer,
                                               Secretary and Director

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person in so signing also makes, constitutes and appoints Steven
V. Abramson and Sidney D. Rosenblatt, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the securities and exchange commission pursuant to the requirements of the securities act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to rule 462(b) under the securities act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.


          Signature                                Title                                  Date
          ---------                                -----                                  ----
                                Chief Executive Officer and Chairman of the
/s/ Sherwin I. Seligsohn        Board (principal executive officer)                 December 9, 2002
----------------------------
Sherwin I. Seligsohn

/s/ Steven V. Abramson          President, Chief Operating Officer and Director     December 9, 2002
----------------------------
Steven V. Abramson


                                Executive Vice President, Chief Financial
                                Officer, Treasurer, Secretary and Director
/s/ Sidney D. Rosenblatt        (principal financial and accounting officer)        December 9, 2002
----------------------------
Sidney D. Rosenblatt

/s/ Leonard Becker              Director                                            December 9, 2002
----------------------------
Leonard Becker

/s/ C. Keith Hartley            Director                                            December 9, 2002
----------------------------
C. Keith Hartley

/s/ Elizabeth H. Gemmill        Director                                            December 9, 2002
----------------------------
Elizabeth H. Gemmill

/s/ Lawrence Lacerte            Director                                            December 9, 2002
----------------------------
Lawrence Lacerte